UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) June 27, 2023 (June 26, 2023)

TEXAS MINERAL RESOURCES CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-53482	87-0294969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 El Paso St.

Sierra Blanca, TX 79851

(Address of Principal Executive Offices)(Zip Code)

Registrant’s Telephone Number, Including Area Code: (915) 369-2133

Securities registered or to be registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Background

In August 2018, Texas Mineral Resources Corp (“TMRC”) and Morzev Pty. Ltd. (“Morzev”) entered into an agreement (the “2018 Option Agreement”) whereby Morzev was granted the exclusive right to earn and acquire a 70% interest in TMRC’s Round Top Project (“Project” or “Round Top”) by financing $10 million of expenditures in connection with the Project, increasable to an 80% interest for an additional $3 million payment to TMRC. In August 2019, TMRC and USA Rare Earth, LLC (“USARE”) entered into an amended and restated option agreement as further amended in June 2020 (the “2019 Option Agreement” and collectively with the 2018 Option Agreement, the “Option Agreement”), whereby TMRC restated its agreement to grant USARE the exclusive right to earn and acquire a 70% interest, increasable to an 80% interest, in Round Top. In May 2021, and in accordance with the terms of the Option Agreement, TMRC and USARE entered into a contribution agreement (“Contribution Agreement”) whereby each of TMRC and USARE contributed assets to Round Top Mountain Development, LLC (“Company”), a wholly-owned subsidiary of TMRC, in exchange for their ownership interests in the Company, a membership interest equating to 20% of the Company issued to TMRC and a membership interest equating to 80% of the Company issued to USARE (such membership interest for each of TMRC and USARE is referred to as “Interest”). Concurrently therewith, TMRC and USARE, as the two members, entered into a limited liability company agreement (“Company Agreement”) governing the operations of the Company which contains customary and industry standard terms as contemplated by the Option Agreement. USARE is the manager of the Company.

On June 26, 2023, TMRC, USARE and the manager amended and restated the Company Agreement (“Amended Company Agreement”) to adopt certain amendments.

Amended Company Agreement

The Amended Company Agreement contains the following material amendments to the Company Agreement.

Cash Calls

On the basis of the adopted program and budget (“Program and Budget”) then in effect, the manager will submit to each member monthly cash calls at least 10 days before the last day of each month, and within 10 days of receipt, (a) USARE will pay to the Company, as an additional capital contribution, its proportionate share of the estimated cash requirements based on its Interest and (b) TMRC will either (i) pay to the Company, as an additional capital contribution, its proportionate share of the estimated cash requirements based on its Interest, or (ii) deliver to the Company a written notice indicating what amount, if any, of the applicable estimated cash requirements that TMRC will contribute (the “Notice of Non-Contribution”). Failure by TMRC to deliver payment of its proportionate share of the estimated cash requirements, as an additional capital contribution, or to deliver a Notice of Non-Contribution within the 10 day period shall automatically be considered a “Deemed Non-Contribution” and shall have the same effect as if TMRC provided a timely Notice of Non-Contribution with respect to non-contribution of its entire proportionate share of the applicable cash call.

Remedies for Failure to Meet Cash Calls

Non-Contribution. Capital contributions only will be made to fund Programs and Budgets. If TMRC does not contribute all or any portion of any additional capital contribution that it is required to contribute pursuant to a Notice of Non-Contribution or a Deemed Non-Contribution (such unfunded amount shall be deemed the “Shortfall Amount”), then USARE shall fund the entire Shortfall Amount within 5 business days after the Notice of Non-Contribution or Deemed Non-Contribution.

Dilution. Upon the contribution of the Shortfall Amount by USARE, the Interests of the members will be recalculated based on the adjustment provision set forth below in the sub-heading “– Adjustment of Interests”.

Maximum Dilution. The dilution of TMRC shall not fall below a 3% Interest in the Company (the “Minimum Percentage Interest”). Upon the contribution by USARE of a Shortfall Amount which otherwise would result in a dilution of TMRC below the Minimum Percentage Interest, USARE will receive a priority distribution of available cash, in addition to a distribution of available cash to which USARE otherwise is entitled to receive as a result of its proportionate additional capital contribution pursuant to the applicable cash call request, up to the Shortfall Amount that would have resulted in TMRC’s Interest being further diluted but for the Minimum Percentage Interest (the “Priority Distribution”). The Priority Distribution will continue until USARE has been reimbursed for its contribution of the Shortfall Amount that would have resulted in TMRC having an interest below the Minimum Percentage Interest, after which time the members shall receive distributions of available cash pro rata in proportion to their respective Interests.

Adjustment of Interests.

If USARE contributes the Shortfall Amount, then the then current Interest of TMRC will be reduced (subject to the Minimum Percentage Interest), effective as of each cash call under an additional capital contribution for the applicable Program and Budget, by a fraction, expressed as a percentage:

•	the numerator of which equals the Shortfall Amount actually funded by USARE; and
•	the denominator of which equals the market capitalization of TMRC.

For the sake of clarity, as an example, assume that (A) the USARE percentage Interest in the Company is 80% and the TMRC percentage Interest in the Company is 20%; (B) there is an additional capital call of $5,000,000, of which $4,000,000 is to be contributed by USARE and $1,000,000 is to be contributed by TMRC; (C) TMRC provides a Notice of Non-Contribution stating that it will not contribute the $1,000,000 which then becomes the Shortfall Amount; (D) USARE contributes its $4,000,000 plus the Shortfall Amount; and (E) TMRC as of the date of the Notice of Non-Contribution has a market capitalization of $100,000,000. In such an instance, the Shortfall Amount equals 1% of the TMRC market capitalization, and the TMRC percentage Interest in the Company would be reduced to 19.8%.

Distributions

Cash in excess of authorized reserves will be distributed to the members pro-rata in proportion to their respective Interests on a periodic basis as determined by the management committee. The Company will be required to make tax distributions to each member. Once USARE has been paid the Priority Distribution, if applicable, all distributions made in connection with the sale or exchange of all or substantially all of the Company’s assets and all distributions made in connection with the liquidation of the Company will be made to the members pro-rata in accordance with their respective Interests.

Exhibits

The above description of the amendments to the Company Agreement, as contained in the Amended Company Agreement, does not purport to be complete and is qualified in its entirety by the full text of the Amended Company Agreement which is incorporated herein, attached as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Limited Liability Company Agreement dated effective as of June 26, 2023, among USA Rare Earth, LLC, Texas Mineral Resources Corp., and Round Top Mountain Development, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS MINERAL RESOURCES CORP.

DATE: June 27, 2023	By:	/s/ Daniel E. Gorski
Daniel E. Gorski
Chief Executive Officer